UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2016, Cerus Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”).

Proposal 1

The Company’s stockholders elected each of the two nominees for director to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dr. Laurence M. Corash	39,773,858	1,913,265	41,452,563
Gail Schulze	39,212,408	2,474,715	41,452,563

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Withheld	Abstain	Broker Non-Votes
39,272,126	2,244,690	170,307	41,452,563

Proposal 3

The Company’s stockholders approved, on an advisory basis, a preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers of “One-Year.” Based on the voting results for this proposal, the Company has decided to conduct a stockholder advisory vote on the compensation of its named executive officers in its proxy materials on an annual basis. The tabulation of votes on this matter was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
38,885,194	854,204	1,765,914	181,811	41,452,563

Proposal 4

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2016.

For	Withheld	Abstain	Broker Non-Votes
77,893,996	4,290,160	955,530	0

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Date: June 9, 2016	By:	/s/ CHRYSTAL MENARD
Chrystal Menard Chief Legal Officer and General Counsel

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